Exhibit 99.1

TripAdvisor Reports Fourth Quarter and Full Year 2015 Financial Results

NEEDHAM, MA, February 11, 2016 — TripAdvisor, Inc. (NASDAQ: TRIP) today reported financial results for the fourth quarter and full year ended December 31, 2015.

“The fourth quarter capped off an important year for our business, as we continue building the best end-to-end user experience in travel,” said Steve Kaufer, TripAdvisor’s President and Chief Executive Officer. “User reviews and opinions reached 320 million and our content continues to attract the world’s largest global travel audience. We are building on those advantages by launching instant booking globally, and enabling more users to seamlessly book places to stay, things to do and places to eat – all conveniently on TripAdvisor.”

Fourth Quarter and Full Year 2015 Summary

	Three Months Ended December 31,			Year Ended December 31,
In millions, except percentages and per share amounts	2015	2014	% Change	2015	2014	% Change
Revenue	$309	$288	7%	$1,492	$1,246	20%
Adjusted EBITDA (1)	$87	$98	(11)%	$466	$468	0%
Net Income:
GAAP (2)	$3	$36	(92)%	$198	$226	(12)%
Non-GAAP (1)	$66	$52	27%	$302	$284	6%

Diluted Earnings per Share:
GAAP (2)	$0.02	$0.25	(92)%	$1.36	$1.55	(12)%
Non-GAAP (1)	$0.45	$0.35	29%	$2.05	$1.93	6%

Cash flow from operating activities	$74	$62	19%	$382	$387	(1)%
Free cash flow (1)	$58	$36	61%	$273	$306	(11)%
(1)	Please refer to “Use of Non-GAAP Financial Measures” below for definitions of these non-GAAP financial measures, as well as reconciliations to the most directly comparable GAAP financial measure.
(2)

During the fourth quarter of December 31, 2015, the Company made a non-cash contribution of $67 million to settle our pledge obligation with The TripAdvisor Charitable Foundation (the “Foundation”), or $59 million ($36 million after-tax) of incremental charitable contribution expense for both the quarter ended and the year ended December 31, 2015, respectively, when compared to the same periods in 2014. This amount was settled in company common stock.

Chief Financial Officer Ernst Teunissen added, “Fourth quarter Revenue and Adjusted EBITDA results were solid in light of significant currency headwinds and our accelerated rollout of instant booking. Looking ahead to 2016, though instant booking will continue to dilute our near-term results, it positions our business for significant long-term growth.”

Full Year 2015 Highlights

●	Revenue for the full year 2015 increased to $1,492 million, up 20% year-over-year (approximately 27% on a constant currency basis).
●	Adjusted EBITDA for the full year 2015 was $466 million, or 31% of revenue.
●

GAAP net income was $198 million, or $1.36 per diluted share, primarily due to an incremental $36 million after-tax charitable contribution expense to settle our pledge obligation with The TripAdvisor Charitable Foundation.

●	Non-GAAP net income was $302 million, or $2.05 per diluted share.
●	Cash flow from operations for the full year 2015 was $382 million, or 26% of revenue.
●	Free cash flow was $273 million, or 18% of revenue.
●	Average monthly unique visitors reached 350 million*.
●	User reviews and opinions reached 320 million at December 31, 2015, covering 995,000 hotels and accommodations, 770,000 vacation rentals, 3.8 million restaurants and 625,000 attractions.
●	Mobile reached 53% of total unique users and app downloads reached 290 million as of December 31, 2015.
●

TripAdvisor partnered with The Priceline Group and has partnered with 8 of the top 10 major hotel chains to provide users the ability to book 450,000 hotels around the globe on its instant booking platform.

Fourth Quarter 2015 Financial Highlights

Revenue for the fourth quarter of 2015 was $309 million, an increase of $21 million, or 7%. Excluding the impact of year-over-year changes in foreign exchange rates, revenue would have increased by approximately 12%.

	Three Months Ended December 31,
In millions, except percentages	2015	2014	% Change
Revenue by Segment:
Hotel	$260	$251	4%
Other	49	37	32%
Total Revenue	$309	$288	7%

Revenue by Product:
Click-based advertising	$180	$181	(1)%
Display-based advertising	42	36	17%
Subscription, transaction and other	87	71	23%
Total Revenue	$309	$288	7%

Revenue by Geography (% of total):
North America	53%	51%
EMEA	29%	31%
APAC	13%	12%
LATAM	5%	6%

GAAP costs and expenses for the fourth quarter of 2015 were $334 million, an increase of 46% from the fourth quarter of 2014, primarily due to a $67 million non-cash contribution to settle our pledge obligation with the Foundation that was settled in company stock, or $59 million of incremental charitable contributions expense during the quarter.

Adjusted EBITDA for the fourth quarter of 2015 was $87 million, and Adjusted EBITDA margin was 28%. Hotel Segment Adjusted EBITDA was $95 million for a 37% Adjusted EBITDA margin and Other Segment Adjusted EBITDA was negative $8 million, for a negative 16% Adjusted EBITDA margin.

GAAP net income for the fourth quarter of 2015 was $3 million, or $0.02 per diluted share, primarily due to an incremental $36 million after-tax charitable contribution expense over the fourth quarter of 2014, to settle our pledge obligation with the Foundation.

Non-GAAP net income for the fourth quarter of 2015 increased 27% to $66 million, or $0.45 per diluted share.

Cash flow from operating activities for the fourth quarter of 2015 was $74 million, an increase of $12 million year-over-year, or 19%.

Cash and cash equivalents, short and long term marketable securities were $698 million as of December 31, 2015, an increase of $104 million year-over-year.

Employees - TripAdvisor had 3,008 employees as of December 31, 2015, compared to 2,781 at December 31, 2014 and 2,961 employees at September 30, 2015.

Conference Call

TripAdvisor has posted supplemental financial information and an investor presentation on the Investor Relations section of TripAdvisor’s website at http://ir.tripadvisor.com.  TripAdvisor will host a conference call today, February 11, 2015, at 8:00 a.m., Eastern Time, to discuss TripAdvisor’s fourth quarter and full year 2015 operating results, as well as other forward-looking information about TripAdvisor’s business. Domestic callers may access the earnings conference call by dialing (877) 224-9081 (International callers, dial (224) 357-2223). Investors and other interested parties may also go to the Investor Relations section of TripAdvisor’s website at http://ir.tripadvisor.com/events.cfm for a live webcast of the conference call. Please access the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. A replay of the conference call, including Q&A, will be available on TripAdvisor’s website noted above or by phone (dial (855) 859-2056 and enter the passcode 12684756) until February18, 2015 and the webcast will be accessible at http://ir.tripadvisor.com/events.cfm for at least twelve months following the conference call.

About TripAdvisor

TripAdvisor® is the world's largest travel site**, enabling travelers to plan and book the perfect trip. TripAdvisor offers trusted advice from real travelers and a wide variety of travel choices and planning features with seamless links to booking tools that check hundreds of websites to find the best hotel prices. TripAdvisor branded sites make up the largest travel community in the world, reaching 350 million average monthly unique visitors, and reached 320 million reviews and opinions covering 6.2 million accommodations, restaurants and attractions. The sites operate in 47 countries worldwide.

TripAdvisor® (NASDAQ:TRIP), through its subsidiaries, manages and operates websites under 23 other travel media brands: www.airfarewatchdog.com, www.bookingbuddy.com, www.cruisecritic.com, www.everytrail.com, www.familyvacationcritic.com, www.flipkey.com, www.thefork.com (including www.lafourchette.com, www.eltenedor.com, www.iens.nl, www.besttables.com and www.dimmi.com.au), www.gateguru.com, www.holidaylettings.co.uk, www.holidaywatchdog.com, www.independenttraveler.com, www.jetsetter.com, www.niumba.com, www.onetime.com, www.oyster.com, www.seatguru.com, www.smartertravel.com, www.tingo.com, www.travelpod.com, www.tripbod.com, www.vacationhomerentals.com, www.viator.com, and www.virtualtourist.com.

*Source: TripAdvisor log files, average monthly unique visitors, Q3 2015

**Source: comScore Media Metrix for TripAdvisor Sites, worldwide, November 2015

TripAdvisor, Inc.

SELECTED FINANCIAL INFORMATION

Unaudited Consolidated Statements of Operations

(in millions, except per share amounts)

	Three Months Ended			Year Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Revenue	$309	$415	$288	$1,492	$1,246
Costs and expenses:
Cost of revenue	12	16	12	58	40
Selling and marketing (1)	145	197	115	692	502
Technology and content (1)	55	54	46	207	171
General and administrative (1)(2)	96	37	34	210	128
Depreciation	16	13	14	57	47
Amortization of intangible assets	10	10	7	36	18
Total costs and expenses	334	327	228	1,260	906
Operating income (loss)	(25)	88	60	232	340
Other income (expense), net	(1)	10	(5)	7	(18)
Income (loss) before income taxes	(26)	98	55	239	322
Benefit (provision) for income taxes	29	(24)	(19)	(41)	(96)
Net income	$3	$74	$36	$198	$226
Earnings per share attributable to common stockholders:
Basic	$0.02	$0.51	$0.25	$1.38	$1.58
Diluted	$0.02	$0.51	$0.25	$1.36	$1.55
Weighted average common shares outstanding:
Basic	144	144	143	144	143
Diluted	146	146	146	146	146
(1) Includes stock-based compensation expense as follows:
Selling and marketing	$4	$4	$3	$16	$13
Technology and content	$8	$8	$8	$28	$27
General and administrative	$7	$7	$6	$28	$23

(2)	Includes a non-cash charitable contribution of $67 million for the three months ended and the year ended December 31, 2015.

TripAdvisor, Inc.

Unaudited Consolidated Balance Sheets

(in millions, except number of shares and per share amounts)

	December 31,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$614	$455
Short-term marketable securities	47	108
Accounts receivable, net of allowance for doubtful accounts of $6 and $7 at December 31, 2015 and December 31, 2014, respectively	180	151
Prepaid expenses and other current assets	24	23
Total current assets	865	737
Long-term marketable securities	37	31
Property and equipment, net	247	195
Intangible assets, net	176	214
Goodwill	732	734
Other long-term assets	71	37
TOTAL ASSETS	$2,128	$1,948
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10	$19
Deferred merchant payables	105	93
Deferred revenue	64	57
Current portion of debt	1	78
Taxes payable	9	20
Accrued expenses and other current liabilities	123	114
Total current liabilities	312	381
Deferred income taxes, net	15	29
Other long-term liabilities	189	154
Long-term debt	200	259
Total Liabilities	716	823

Stockholders’ equity:
Preferred stock, $0.001 par value	—	—
Authorized shares: 100,000,000
Shares issued and outstanding: 0 and 0
Common stock, $0.001 par value	—	—
Authorized shares: 1,600,000,000
Shares issued: 133,836,242 and 132,315,465
Shares outstanding: 132,443,111 and 130,121,292
Class B common stock, $0.001 par value	—	—
Authorized shares: 400,000,000
Shares issued and outstanding: 12,799,999 and 12,799,999
Additional paid-in capital	741	673
Retained earnings	826	628
Accumulated other comprehensive income (loss)	(63)	(31)
Treasury stock-common stock, at cost, 1,393,131 and 2,194,173 shares	(92)	(145)
Total Stockholders’ Equity	1,412	1,125
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,128	$1,948

TripAdvisor, Inc.

Unaudited Consolidated Statement of Cash Flows

(in millions)

	Three Months Ended			Year Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Operating activities:
Net income	$3	$74	$36	$198	$226
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment, including amortization of internal-use software and website development	16	13	14	57	47
Amortization of intangible assets	10	10	7	36	18
Stock-based compensation expense	19	19	17	72	63
Non-cash contribution to charitable foundation	67	—	—	67	—
Gain on sale of business	(3)	(17)	—	(20)	—
Deferred tax (benefit) expense	(41)	(5)	(9)	(37)	(17)
Excess tax benefits from stock-based compensation	(4)	(2)	—	(36)	(20)
Other, net	2	7	5	9	18
Changes in operating assets and liabilities, net of effects from acquisitions and dispositions:	5	(91)	(8)	36	52

Net cash provided by operating activities	74	8	62	382	387
Investing activities:
Capital expenditures, including internal-use software and website development	(16)	(39)	(26)	(109)	(81)
Acquisitions, net of cash acquired	—	—	(47)	(29)	(331)
Proceeds from sale of business, net of cash sold	3	22	—	25	—
Purchases of marketable securities	(55)	(58)	(32)	(205)	(251)
Sales of marketable securities	115	27	11	187	336
Maturities of marketable securities	19	30	5	71	93
Net cash provided by (used in) investing activities	66	(18)	(89)	(60)	(234)
Financing activities:
Proceeds from Chinese credit facilities	—	—	2	4	13
Payments to Chinese credit facilities	—	—	—	(41)	(3)
Principal payments on term loan	—	—	(10)	(300)	(40)
Proceeds from revolving credit facility, net of financing costs	—	—	—	287	—
Payments to revolving credit facility	(90)	—	—	(90)	—
Proceeds from exercise of stock options	3	—	1	12	3
Payment of minimum withholding taxes on net share settlements of equity awards	(7)	(3)	(1)	(73)	(33)
Excess tax benefits from stock-based compensation	4	2	—	36	20
Other financing activities, net	—	1	2	12	(1)
Net cash used in financing activities	(90)	—	(6)	(153)	(41)
Effect of exchange rate changes on cash and cash equivalents	(3)	(6)	(3)	(10)	(8)
Net increase (decrease) in cash and cash equivalents	47	(16)	(36)	159	104
Cash and cash equivalents at beginning of period	567	583	491	455	351
Cash and cash equivalents at end of period	$614	$567	$455	$614	$455

TripAdvisor, Inc.

Segment Information

(in millions, except percentages)

(Unaudited)

	Three Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014	Q/Q Growth	Y/Y Growth
REVENUE:
Hotel	$260	$340	$251	(24)%	4%
Other	49	75	37	(35)%	32%
Total revenue	$309	$415	$288	(26)%	7%
Adjusted EBITDA (1):
Hotel	$95	$121	$100	(21)%	(5)%
Other	(8)	9	(2)	(189)%	(300)%
Total Adjusted EBITDA	$87	$130	$98	(33)%	(11)%
Adjusted EBITDA Margin (1):
Hotel	37%	36%	40%
Other	(16)%	12%	(5)%

	Year ended December 31,			% Change
	2015	2014	2013	2015 vs. 2014	2014 vs. 2013
REVENUE:
Hotel	$1,263	$1,135	$899	11%	26%
Other	229	111	46	106%	141%
Total revenue	$1,492	$1,246	$945	20%	32%
Adjusted EBITDA (1):
Hotel	$472	$472	$384	0%	23%
Other	(6)	(4)	(5)	(50)%	20%
Total Adjusted EBITDA	$466	$468	$379	0%	23%
Adjusted EBITDA Margin (1):
Hotel	37%	42%	43%
Other	(3)%	(4)%	(11)%

(1)	Please refer to “Use of Non-GAAP Financial Measures” below for definitions of these non-GAAP financial measures, as well as reconciliations to the most directly comparable GAAP measure.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements, which are prepared and presented in GAAP in our press release and related conference call or webcast, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. We use the following non-GAAP measures: non-GAAP selling and marketing expense, non-GAAP technology and content expense, non-GAAP general and administrative expense, non-GAAP net income, non-GAAP diluted shares, non-GAAP net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin, free cash flow, non-GAAP revenue before effects of foreign exchange, non-GAAP click-based advertising revenue before effects of foreign exchange, non-GAAP hotel segment revenue before effects of foreign exchange, and Adjusted EBITDA before effects of foreign exchange.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of TripAdvisor’s liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare TripAdvisor’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

We define our non-GAAP financial measures as below:

TripAdvisor defines “non-GAAP Selling and Marketing”, “non-GAAP Technology and Content” and “non-GAAP General and Administrative” expenses as GAAP Selling and Marketing, GAAP Technology and Content and GAAP General and Administrative expenses, respectively, before stock-based compensation expense and other stock-settled obligations, and other non-recurring expenses.

TripAdvisor defines “non-GAAP net income” as GAAP net income excluding, net of their related tax effects: (1) stock-based compensation expense and other stock-settled obligations; (2) amortization of intangible assets; (3) certain gains, losses, and other expenses that we do not believe are indicative of our ongoing operating results; (4) goodwill, long-lived assets and intangible asset impairments and (5) other non-recurring expenses. Non-GAAP net income generally captures all items on the statements of operations that occur in normal course of operations that have been, or ultimately will be, settled in cash, except for depreciation, which management believes is an ongoing cost of doing business.

TripAdvisor defines “non-GAAP net income per diluted share” as non-GAAP net income divided by non-GAAP diluted shares. Non-GAAP diluted shares includes potential dilution from options calculated using the treasury stock method under GAAP plus weighted average shares for all outstanding RSUs.

TripAdvisor defines “Adjusted EBITDA” as net income (loss) plus: (1) provision for income taxes; (2) other income (expense), net; (3) depreciation of property and equipment, including amortization of internal use software and website development; (4) amortization of intangible assets; (5) stock-based compensation and other stock-settled obligations; (6) goodwill, long-lived assets and intangible asset impairments; and (7) other non-recurring expenses. Adjusted EBITDA is the primary metric by which management evaluates the performance of its business and on which internal budgets and forecasts are based. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis. We believe that by excluding certain non-cash expenses, such as stock-based compensation, stock-settled obligations, asset impairments, amortization and other expense, Adjusted EBITDA corresponds more closely to the cash that operating income generated from our business and allows investors to gain an understanding of the factors and trends affecting the ongoing cash earnings capabilities of our business, from which capital investments are made and debt is serviced.

TripAdvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA as a percentage of revenue.

TripAdvisor defines “free cash flow” as net cash provided by operating activities less capital expenditures, which are purchases of property and equipment, including capitalization of internal-use software development costs. We believe this financial measure can provide useful supplemental information to help investors better understand underlying trends in our business.

TripAdvisor calculates our foreign exchange effect of revenue or, “non-GAAP revenue before effects of foreign exchange”, “non-GAAP click-based advertising revenue before effects of foreign exchange” and “non-GAAP hotel segment before effects of foreign exchange” on a constant currency basis by excluding the effects of foreign exchange on revenue by translating actual revenue for the current year three months and year ended using the prior year's quarterly average exchange rates for our settlement currencies other than the U.S. dollar. We believe this is a useful metric that facilitates comparison to our historical performance.

TripAdvisor calculates our foreign exchange effect of Adjusted EBITDA or, “Adjusted EBITDA before effects of foreign exchange,” on a constant currency basis, by excluding the effects of foreign exchange by translating all amounts included in Adjusted EBITDA for the current year three months and year ended using the prior year's quarterly average exchange rates for our settlement currencies other than the U.S. dollar. We believe this is a useful metric that facilitates comparison to our historical performance.

Pursuant to the requirements of Regulation G, we present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure below.

TripAdvisor, Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in millions, except share amounts which are reflected in thousands, and per share amounts and percentages)

(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Non-GAAP operating expenses:
GAAP Selling and marketing	$145	$197	$115	$692	$502
Subtract: Stock-based compensation expense	4	4	3	16	13
Non-GAAP Selling and marketing	$141	$193	$112	$676	$489
GAAP Technology and content	$55	$54	$46	$207	$171
Subtract: Stock-based compensation expense	8	8	8	28	27
Non-GAAP Technology and content	$47	$46	$38	$179	$144
GAAP General and administrative (2)	$96	$37	$34	$210	$128
Subtract: Stock-based compensation expense and other non-recurring expenses	7	7	6	30	23
Subtract: Non-cash charitable contribution (1)	67	-	-	67	-
Non-GAAP General and administrative	$22	$30	$28	$113	$105
Non-GAAP net income and net income per share:
GAAP net income (2)	$3	$74	$36	$198	$226
Add: Stock-based compensation expense	19	19	17	72	63
Add: Amortization of intangible assets	10	10	7	36	18
Add: Non-cash charitable contribution (1)	67	-	-	67	-
Add: Other non-recurring expenses	-	-	-	2	-
Subtract: Gain on sale of business	3	17	-	20	-
Subtract: Income tax effect of Non-GAAP adjustments (3)	30	8	8	53	23
Non-GAAP net income	$66	$78	$52	$302	$284
GAAP diluted shares	146,211	145,828	145,680	145,967	145,800
Add: Additional restricted stock units	1,257	1,327	1,107	1,279	992
Non-GAAP diluted shares	147,468	147,155	146,787	147,246	146,792
GAAP net income per diluted share	$0.02	$0.51	$0.25	$1.36	$1.55
Non-GAAP net income per diluted share	0.45	0.53	0.35	2.05	1.93

Adjusted EBITDA:
GAAP net income (2)	$3	$74	$36	$198	$226
Add: Provision (benefit) for income taxes	(29)	24	19	41	96
Add: Other expense (income), net	1	(10)	5	(7)	18
Add: Depreciation and amortization of intangible assets	26	23	21	93	65
Add: Stock-based compensation	19	19	17	72	63
Add: Non-cash charitable contribution (1)	67	-	-	67	-
Add: Other non-recurring expenses	-	-	-	2	-
Adjusted EBITDA	$87	$130	$98	$466	$468

Divide by:
Revenue	$309	$415	$288	$1,492	$1,246
Adjusted EBITDA margin	28%	31%	34%	31%	38%

Free Cash Flow:
Net cash provided by operating activities	$74	$8	$62	$382	$387
Subtract: Capital expenditures	16	39	26	109	81
Free cash flow	$58	$(31)	$36	$273	$306

	Three Months Ended			Year Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Revenue Before Effects of Foreign Exchange:
Total Revenue	$309	$415	$288	$1,492	$1,246
Effects of foreign exchange	13	27	6	92	(2)
Non-GAAP revenue before effects of foreign exchange	$322	$442	$294	$1,584	$1,244
Year/Year Growth (4)	12%			27%
Click-based Advertising Revenue Before Effects of Foreign Exchange:
Click-based advertising revenue	$180	$261	$181	$956	$870
Effects of foreign exchange	10	21	5	71	(1)
Non-GAAP click-based advertising revenue before effects of foreign exchange	$190	$282	$186	$1,027	$869
Year/Year Growth (4)	5%			18%
Hotel Segment Revenue Before Effects of Foreign Exchange:
Total hotel segment revenue	$260	$340	$251	$1,263	$1,135
Effects of foreign exchange	10	21		74
Non-GAAP hotel segment revenue before effects of foreign exchange	$270	$361		$1,337
Year/Year Growth (4)	8%			18%
Adjusted EBITDA Before Effects of Foreign Exchange:
Adjusted EBITDA	$87	$130	$98	$466	$468
Effects of foreign exchange	9	20	5	69	14
Adjusted EBITDA before effects of foreign exchange	$96	$150	$103	$535	$482
Year/Year Growth (4)	(2)%			14%
(1)

Represents a non-cash charitable contribution to the Foundation that was settled in company stock and therefore added back for non-GAAP purposes, of which $6 million was accrued during the nine months ended September 30, 2015 under GAAP with the intention of settling in cash and then reclassified as non-GAAP expense during the fourth quarter of 2015 to reflect the non-cash nature of the final settlement.

(2)

Includes charitable contributions to the Foundation which were funded in cash of $2 million and $8 million for the three months and year ended December 31, 2014, respectively, which were not excluded for non-GAAP purposes.

(3)	Represents the reduction in the income tax benefit recorded for all periods presented based on our effective tax rate, adjusted for non-GAAP items.
(4)

Represents constant currency growth, as a percentage, which is calculated by determining the increase in current period revenues and Adjusted EBITDA over prior period revenues and Adjusted EBITDA, where current period figures are translated using prior period exchange rates.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to TripAdvisor’s future financial performance on both a GAAP and non-GAAP basis, and the company’s prospects as a comprehensive destination for hotels, attractions, and restaurants, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by our chief executive officer with respect to growth objectives, strategic investments, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in TripAdvisor’s filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, TripAdvisor’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. TripAdvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors

(781) 800.7848

ir@tripadvisor.com

Media

(781) 800.5061

uspr@tripadvisor.com